UNTIED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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Filed by a Party other than the Registrant [X ]

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[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy [ ] Statement[ ]
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to ss.240.14a-12

                             POGO PRODUCING COMPANY
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                (Name of Registrant as Specified In Its Charter)

                                 Third Point LLC
                                 Daniel S. Loeb
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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           Third Point Proposes Six Nominees to the Board of Directors
                            of Pogo Producing Company

NEW YORK, NY, February 23, 2007 - Third Point LLC announced today that Third Point Offshore Fund, Ltd. has provided notice to Pogo Producing Company (NYSE:
PPP) of proposals that would allow the stockholders of Pogo Producing to elect a majority of the members of Pogo's board of directors at the company's 2007 annual meeting of stockholders, which is currently scheduled for May 15, 2007.

Third Point has proposed to nominate George K. Hickox, Jr., Benjamin W. Miller and Christian Woessner to the board seats that will open up at the annual meeting. Third Point has also proposed to nominate George W. Braly, Robert T. Hanley and Elizabeth K. Blake to fill three newly created vacancies, subject to stockholder approval of proposals by Third Point that would create those new seats.

Entities advised by Third Point LLC, the investment advisor to Third Point Offshore Fund, Ltd., currently hold 4,615,000 shares of Pogo Producing common stock, representing approximately 7.9% of the common stock outstanding.


About Third Point LLC
---------------------
Third Point LLC, founded by Daniel S. Loeb in 1995, is a registered investment adviser based in New York with over $4 billion of assets under management.

Media contact:
--------------
Steve Bruce / Shawn Pattison / Ann Taylor Reed
The Abernathy MacGregor Group
(212) 371-5999

                                      * * *

In connection with their intended proxy solicitation, Third Point LLC and certain of its affiliates intend to file a proxy statement with the Securities and Exchange Commission (the "SEC") to solicit stockholders of the Company. THIRD POINT LLC STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. SUCH PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.
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THIRD POINT PARTICIPANT INFORMATION
In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the following persons are anticipated to be, or may be deemed to be, participants in any such proxy solicitation by Third Point LLC: Third Point LLC, Mr. Loeb, Third Point Offshore Fund, Ltd., Third Point Ultra Ltd., Third Point Partners LP,


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Third Point Partners Qualified LP and Lyxor/Third Point Fund Limited, George K.
Hickox, Jr., Christian Woessner, III, Benjamin W. Miller, Elizabeth K. Blake, Robert T. Hanley and George W. Braly. Certain of these persons hold direct or indirect interests as follows: Third Point LLC may be deemed to beneficially own 4,615,000 shares of common stock of Pogo Producing Company ("Common Stock"); Mr. Loeb may be deemed to beneficially own 4,615,000 shares of Common Stock; Third Point Offshore Fund, Ltd. may be deemed to beneficially own 2,988,400 shares of Common Stock; Third Point Ultra Ltd. may be deemed to beneficially own 566,800 shares of Common Stock; Third Point Partners LP may be deemed to beneficially own 452,400 shares of Common Stock; Third Point Partners Qualified LP may be deemed to beneficially own 360,700 shares of Common Stock; Lyxor/Third Point Fund Limited may be deemed to beneficially own 246,700 shares of Common Stock; and Mr. Hickox, Mr. Woessner, Mr. Miller, Ms. Blake, Mr. Hanley and Mr. Braly each have an interest in being nominated and elected as a director of the Company.